Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING SECURITIES THAT MAY BE ISSUED UPON EXERCISE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

WARRANT NO. 2023-[⚫]	NUMBER OF SHARES: [⚫]
(subject to adjustment hereunder)

DATE OF ISSUANCE: October 25, 2023

EXPIRATION DATE: October 25, 2030

WARRANT TO PURCHASE SHARES OF

COMMON STOCK OF

ALIGOS THERAPEUTICS, INC.

This Warrant (this “Warrant”) is issued by Aligos Therapeutics, Inc., a Delaware corporation (the “Company”), to [⚫], or its registered assigns (including any successors or assigns, the “Holder”), and is subject to the terms and conditions set forth below. This Warrant is being issued pursuant to that certain Securities Purchase Agreement, dated as of October 23, 2023, among the Company and the purchasers signatory thereto, as amended and/or restated from time to time (the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

1. EXERCISE OF WARRANT.

(a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, the Holder is entitled to purchase from the Company up to [⚫] shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”) (as adjusted from time to time pursuant to the provisions of this Warrant) (the “Warrant Shares”), at a purchase price of $0.7568 per Warrant Share (the “Exercise Price”) at any time and from time to time after the date hereof (the “Date of Issuance”) but on or prior to October 25, 2030 (the “Expiration Date”), until this Warrant is exercised in full. The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price.

(b) Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Holder may exercise this Warrant in whole or in part in accordance with Section 6 by either:

(1) wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, or

(2) exercising of the right to credit the Exercise Price against the Fair Market Value (as defined below) of the Warrant Shares at the time of exercise (the “Net Exercise”) pursuant to Section 1(c).

(c) Net Exercise. At any time the Holder may elect to exercise this Warrant by Net Exercise pursuant to this Section 1(c). At any time that this Warrant may be exercised by Net Exercise pursuant to this Section 1(c), if the Company shall receive written notice from the Holder at the time of exercise of this Warrant that the Holder elects to Net Exercise the Warrant, the Company shall deliver to such Holder (without payment by the Holder of any exercise price in cash) that number of Warrant Shares computed using the following formula:

X =	Y (A - B)
A

Where

X = The number of Warrant Shares to be issued to the Holder.

Y = The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A = The Fair Market Value of one share of Common Stock (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculations).

The “Fair Market Value” of one share of Common Stock shall mean (x) the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the last Trading Day prior to the date of exercise on the trading market on which the Common Stock is listed as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of the Common Stock) (collectively, “Bloomberg”), or (y) if the foregoing does not apply, the last sales price of such Common Stock in the over-the-counter market on the pink sheets by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.) or bulletin board for such Common Stock as reported by Bloomberg, or if no sales price is so reported, the last bid price of the Common Stock as reported by Bloomberg or (z) if the fair market value cannot be calculated on any of the foregoing bases, the fair market value determined by the Company’s Board of Directors in good faith.

(d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(e) Deemed Exercise. In the event that immediately prior to the close of business on the Expiration Date, the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c) above) is greater than the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a net exercise issue basis pursuant to Section 1(c)

above, and the Company shall deliver the applicable number of shares of Common Stock to the Holder pursuant to the provisions of Section 1(c) above and this Section 1(e). Notwithstanding anything to the contrary contained in this Section 1(e), to the extent that the Holder’s right to receive shares of Common Stock upon such a net exercise would result in the Holder and its affiliates exceeding the Beneficial Ownership Limitation (as defined in Section 6(c)), if applicable pursuant to Section 6(c) herein, then the Holder shall not be entitled to such shares of Common Stock to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such shares of Common Stock (and beneficial ownership) to the extent of any such excess) and the portion of such shares of Common Stock shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and its affiliates exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such shares of Common Stock to the same extent as if there had been no such limitation.

2. CERTAIN ADJUSTMENTS.

(a) Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(1) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock, or issue additional shares of capital stock as a dividend with respect to any shares of such capital stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend; provided, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the number of Warrant Shares issuable on the exercise of this Warrant and the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the number of Warrant Shares issuable on the exercise of this Warrant and the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends; or in the event that no record date is fixed, any adjustment under this Section 2(a)(1) shall become effective upon the making of such dividend.

(2) Reclassifications, Reorganizations or Other Changes. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a)(1) above) that occurs after the Date of Issuance, then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right at any time prior to the Expiration Date to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of stock and/or other securities or property from and after the consummation of such reclassification or other change in the capital stock of the Company).

(3) Rights Upon Distribution of Assets. If the Company shall declare or make any dividend, other distribution of its assets (or rights to acquire its assets) or evidences of its indebtedness to holders of shares of Common Stock generally (which dividend or other distribution has not already been given to the Holder with respect to the Warrant Shares), by way of return of capital or otherwise not addressed by this Section 2 above (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, subdivision, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant and prior to the Expiration Date, then in each such case the Holder shall be entitled (subject to the following proviso) to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including, without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution. Notwithstanding anything to the contrary contained herein, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and its affiliates exceeding the Beneficial Ownership Limitation, if applicable pursuant to Section 6(c) herein, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and its affiliates exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation.

(4) Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties (as defined in Section 6(c)) exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

(c) Calculations. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, that any adjustment which by reason of this Section 2(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 2. All calculations under this Section 2 shall be made by the Company in good faith and shall be made to the nearest share or to the nearest one hundredth of one cent, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

3. FUNDAMENTAL TRANSACTIONS.

(a) Fundamental Transaction.

(1) The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity (as defined below) assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) as of immediately prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 3 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding the foregoing, in the event the Corporate Event Consideration consists solely of cash (a “Fundamental Cash Transaction”), then the Company shall provide the Holder with written notice of the Fundamental Cash Transaction (together with such reasonable information as the Holder may request in connection with such contemplated transaction giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Fundamental Cash Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant for the Corporate Event Consideration.

(b) Black-Scholes Value.

(1) Notwithstanding the foregoing and the provisions of Section 3(a) above, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, including, but not limited to, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any Successor Entity shall, at the option of the Holder, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the holder an amount of cash equal to the Black-Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock in connection with such Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with such Fundamental Transaction.

4. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant, the Holder shall not have, nor exercise, any rights as a stockholder of the Company (including, without limitation, the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company), except as expressly provided in this Warrant.

5. COVENANT TO PERFORM; NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will at all times in good faith carry out all the provisions of this Warrant and will not by amendment of its certificate of incorporation, bylaws or other organizational documents or through a Fundamental Transaction, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, at any time while this Warrant is outstanding, the Company (i) shall not, without the prior written consent of the Holder, increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall take action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding.

6. MECHANICS OF EXERCISE.

(a) Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the Holder hereof upon the delivery of a Notice of Intent to Exercise (the “Exercise Notice”) attached hereto as Exhibit A properly completed and duly executed by the Holder hereof, at the office of the Company designated for such purpose together with this Warrant and payment in full of the Exercise Price (unless the Holder has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Notwithstanding anything herein to the contrary (although the Holder may surrender the Warrant to, and receive a replacement Warrant from, the Company), the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Company. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the second (2nd) Trading Day following the date on which the Company has received each of the Exercise Notice and the aggregate Exercise Price (or confirmation from the Company of the number of Warrant Shares issuable in connection with a duly executed and delivered notice of Net Exercise), the Company shall transmit by email an acknowledgment of confirmation of receipt of the Exercise Notice to the Company’s transfer agent (“Transfer Agent”). The Company shall deliver any objection to the Exercise Notice on or before the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice. On or before the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice and the aggregate Exercise Price (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and either (i) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (ii) this Warrant is being exercised via cashless exercise and Rule 144 is available, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder is or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or (i) there is not an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder and (ii) this Warrant is being exercised via cashless exercise and Rule 144 is not available, upon the request of the Holder, issue and dispatch by first class mail, postage prepaid, to the address as specified in the Exercise Notice, a certificate, registered in the Company’s stock register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and the payment of the aggregate Exercise Price (or a duly executed and delivered notice of Net Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates or book-entry position evidencing such Warrant Shares, as the case may be. The Company shall pay any and all taxes (other than taxes based upon the income of the Holder) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder, in either case with respect to any income or transfer tax due by the Holder with respect to such shares of Common Stock issued upon exercise of this Warrant. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof. The Company shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

(b) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder by the Share Delivery Date in compliance with the terms of this Section 6, a certificate or book entry position for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s stock register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise, provided such purchases shall be made in a commercially reasonable manner at prevailing market prices) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of

Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within two (2) Trading Days after the Holder’s written request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including commercially reasonable brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or evidence of book entry position (and to issue such Warrant Shares) or to cause the Holder’s DTC account to be credited for such Warrant Shares shall terminate, or (ii) pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the price at which the sell order giving rise to such purchase obligation was executed (assuming such sale was executed on commercially reasonable terms at prevailing market prices) and, at the option of the Holder, either (x) promptly honor its obligation to deliver to the Holder a certificate or certificates or evidence of book entry position representing such Warrant Shares or (y) reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded).

(c) Holder’s Exercise Limitation. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder pursuant to Section 1 or otherwise, and any such exercise shall be void ab initio, to the extent (but only to the extent) that immediately prior to or after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, (i) the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates (such affiliates and other persons, the “Attribution Parties”)), would beneficially own in excess of [4.99%][9.99%] of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issued upon exercise of this Warrant, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and the Attribution Parties would exceed [4.99%][9.99%] of the combined voting power of all of the securities of the Company then outstanding following such exercise (the “Beneficial Ownership Limitation”). Notwithstanding the foregoing, the Holder shall have the right to increase or decrease the Beneficial Ownership Limitation, to an amount not to exceed 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant, with any increase to be effective only upon the Holder providing the Company with prior written notice of such increase, which shall be effective sixty-one (61) days after delivery of such notice to the Company. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For purposes of the calculation of the Beneficial Ownership Limitation, the aggregate number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining nonexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other convertible notes, convertible preferred stock, warrants or any other securities of the Company which would entitle the holder thereof to acquire at any time Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of clarity, the Warrant Shares issuable pursuant to the terms of this Warrant in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) of the Exchange Act or Rule 16a-1(a)(1) promulgated under the Exchange Act. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. The number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. Upon the written request of the Holder, the Company shall within one (1) Trading Day confirm orally or in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Purchase Agreement.

7. CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, at the written request of the Holder, the Company shall, at its expense, promptly deliver to the Holder a certificate setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

8. NOTICES.

(a) In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or (ii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company will promptly mail or cause to be delivered to the Holder (or a permitted transferee) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (B) the date on which any such dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

(b) Whenever any other notice is required to be given under this Warrant, unless otherwise provided herein, the Company shall provide prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.

9. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. ISSUANCE OF NEW WARRANTS. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Sections 9 or 10, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Date of Issuance, and (iv) shall have the same rights and conditions as this Warrant.

11. NO FRACTIONAL SHARES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant. In lieu of any fractional shares which would otherwise be issued, the number of Warrant Shares to be issued shall be rounded down to the next whole number and the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.

12. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

13. TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded (which for the avoidance of doubt includes a Saturday, Sunday or a legal U.S. holiday) on the Nasdaq Global Select Market, or, if the Nasdaq Global Select Market is not the principal trading market for the Common Stock or other such securities, as applicable, then on the principal securities exchange or securities market on which the Common Stock is then traded then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.

14. TRANSFERS; EXCHANGES.

(a) Subject to compliance with applicable federal and state securities laws, the rules of the Nasdaq Global Select Market (or, if the Nasdaq Global Select Market is not the principal trading market for the Common Stock or other such securities, as applicable, then on the principal securities exchange or securities market on which the Common Stock is then traded) and Section 8 hereof, this Warrant may be transferred by the Holder with respect to all of the Warrant Shares purchasable hereunder. For a transfer of this Warrant, as an entirety by Holder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B properly completed and duly executed by the Holder, the Company shall issue a new Warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B properly completed and duly executed by the Holder, for transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 10), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 10) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The acceptance of the new Warrant by the assignee or transferee thereof shall be deemed the acceptance by such transferee or assignee of all of the rights and obligations in respect of the new Warrant that the Holder has in respect of this Warrant.

(b) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be combined with other warrants that carry the same rights upon presentation hereof at the office of the Company designated for such purpose together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

(c) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, and under applicable state securities or blue sky laws or (ii) eligible for resale pursuant to Rule 144, the Company may require, as a condition of allowing such transfer; that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the Holder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act of 1933, as amended.

(d) The Holder, by the acceptance hereof, represents and warrants that, except when it exercises this Warrant pursuant to a Net Exercise, it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act of 1933, as amended, or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended.

15. GOVERNING LAW; VENUE. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. With respect to any disputes arising out of or related to this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents), the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the State of New York (or in the event of exclusive federal jurisdiction, the courts of the United States District Court for the Southern District of New York), and each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the arithmetic calculation of the number of Warrant Shares or under Sections 2 or 6, the disputing party shall submit the disputed determinations or arithmetic calculations to the other party. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Trading Days of such disputed determination or arithmetic calculation being submitted to the non-disputing party, then the Company shall, within two (2) Trading Days submit the dispute to an independent, reputable accountant. The Company shall cause, at the expense of the prevailing party, the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Trading Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.

17. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

18. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

19. SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for and the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

20. RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, must comply with the applicable restrictions upon resale imposed by state and federal securities laws.

21. MISCELLANEOUS. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at Aligos Therapeutics, Inc., One Corporate Dr., 2nd Floor, South San Francisco, CA 94080, Attention: General Counsel, e-mail: lquan@aligos.com; with a copy to (which shall not constitute notice) Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, Attention: Mark V. Roeder, e-mail: Mark.Roeder@LW.com; and (b) if to the Holder, at such address or e-mail address (including copies to counsel) as may have been furnished by the Holder to the Company in writing. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. Or, in each of the above instances, to such other address, facsimile number or e-mail address as the recipient party has specified by written notice given to each other party at least five days prior to the effectiveness of such change.

22. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 50% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests.

(b) “Black-Scholes Value” means the value of a Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction (as determined by the Company in good faith), (D) a zero cost of borrow and (E) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date.

(c) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.

(d) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X), taken as a whole, to one or more other Subject Entities, or (iii) make, or allow one or more other Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more other Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more other Subject Entities whereby all such other Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the other Subject Entities making or party to, or Affiliated with any other Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding, or (z) such number of shares of Common Stock such that the other Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock (except in each case for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such other Subject Entities immediately after the transaction), or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any other Subject Entity individually or the other Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of

Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such other Subject Entities as of the Date of Issuance calculated as if any shares of Common Stock held by all such other Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such other Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(e) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(f) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(g) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(h) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(i) “Successor Entity” means one or more Person or Persons formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons with which such Fundamental Transaction shall have been entered into, or in each, case the resulting Parent Entity.

[Signature Page Follows]

IN WITNESS WHEREOF, this Warrant is issued effective as of the date first set forth above.

ALIGOS THERAPEUTICS, INC.

By:
Name:
Title:

Signature Page to Warrant

EXHIBIT A

NOTICE OF INTENT TO EXERCISE

(To be signed only upon exercise of Warrant)

To: Aligos Therapeutics, Inc.

The undersigned, the Holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, [⚫] shares of Common Stock of Aligos Therapeutics, Inc., a Delaware corporation (the “Company”), and (choose one)

[⚫] herewith makes payment of USD $[⚫] thereof

or

[⚫] elects to Net Exercise the Warrant pursuant to Section 1(b)(2) thereof.

The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to [⚫], whose address is [⚫].

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 5(c) of the Warrant to which this notice relates.

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 5 thereof.

DATED:
(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

[Holder Name]

Address:

E-mail:

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [Holder Name] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Aligos Therapeutics, Inc., a Delaware corporation (the “Company”), covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 14 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS
Number of shares:
E-MAIL

Dated:	Signature:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 14 thereof.

Signature:

By:
Its:

Address:

E-mail: